EXHIBIT 23.1
INDEPENDENT  AUDITORS'  CONSENT

     We consent to the incorporation by reference in the Registration Statements of Innodata Corporation on Form S-8 (Registration No. 33-85530, dated October 21, 1994 and Registration No. 333-3466, dated April 11, 1996) and on Form S-3 (Registration No. 333-3464, dated April 11, 1996) of our report dated March 4, 1998, appearing in the Annual Report on Form 10-KSB of Innodata Corporation for the year ended December 31, 1997.

Grant  Thornton  LLP
Parsippany,  New  Jersey
March  23,  1998